SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                   FORM 8-A/A
                                (Amendment No. 1)


             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                            MAVERICK TUBE CORPORATION
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


         Delaware                                 43-1455766
-----------------------------------------   ------------------------------------
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)


16401 Swingley Ridge Road, Suite 700
         Chesterfield, MO                               63017
-----------------------------------------   ------------------------------------
(Address of Principal Executive Offices)             (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

 Title of each class                      Name of each exchange on
 to be so registered                 which each class is to be registered
 --------------------                ------------------------------------

        None                                  Not Applicable

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |_|

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |X|

Securities   Act   registration   statement  file  number  to  which  this  form
relates:______________, (if applicable).


Securities to be registered pursuant to Section 12(g) of the Act:


                         PREFERRED SHARE PURCHASE RIGHTS
--------------------------------------------------------------------------------
                                (Title of Class)

                             INFORMATION REQUIRED IN
                             REGISTRATION STATEMENT


Item 1.       Description of Registrant's Securities to be Registered.

              This Form 8-A/A (Amendment No. 1) (the "Amendment") to Maverick Tube Corporation's (the "Company's") registration statement on Form 8-A relating to the Company's Preferred Share Purchase Rights (the "Form 8-A"), is being filed to correct a typographical error contained on the cover page of the Form 8-A, whereby the box related to the registration of a class of securities pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") was marked rather than the box related to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act, as indicated on this Amendment.


Item 2.       Exhibits.

              None.



                                   SIGNATURES

              Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-A/A (Amendment No. 1) to its registration statement on Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized.


                                            MAVERICK TUBE CORPORATION
                                            (Registrant)

Date: July 7, 1999                          By:  /s/  Barry R. Pearl
     -----------------------                    --------------------------------
                                                 Barry R. Pearl
                                                 Vice President - Finance and
                                                 Administration